EXHIBIT 99.1

FOR IMMEDIATE RELEASE

July 31, 2008

NASDAQ SUSPENDS TRADING OF CIPRICO SECURITIES

Minneapolis, MN, July 31, 2008 – Ciprico Inc. (NASDAQ: CPCI) (the “Company”), announced today that the Company received a letter on July 30, 2008 from the Nasdaq Stock Market stating that the Nasdaq Listing Qualifications Hearings Panel (the “Panel”) has determined to delist the Company’s shares from the Nasdaq Stock Market and will suspend trading of those shares at the open of business on Friday, August 1, 2008.

In addition to the Company’s previously reported Nasdaq listing violations, the July 28, 2008 filing for protection under Chapter 11 of the U.S. Bankruptcy Code served as a basis for delisting the Company’s securities.  The Company does not intend to incur additional costs to appeal the Panel’s decision.

For more information, contact:

Steve Merrifield	Monte S. Johnson
Chief Executive Officer	Sr. VP & CFO
(952) 540-2400	(952) 540-2400

About Ciprico

Ciprico Inc. (NASDAQ: CPCI) is a leading provider of intelligent storage software, solutions and appliances for enterprise class IT servers, professional workstations and digital media workflows.  Ciprico is headquartered in Minneapolis, MN. More information about Ciprico is available at www.ciprico.com.